   As filed with the Securities and Exchange Commission on December 10, 1996
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 -------------

                              ETEC SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


             Nevada                                        94-3094580
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                            26460 Corporate Avenue
                              Hayward, CA  94545
                                (510) 783-9210
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Stephen E. Cooper
                     President and Chief Executive Officer

                              Etec Systems, Inc.
                            26460 Corporate Avenue
                              Hayward, CA  94545
                                (510) 783-9210
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

        Richard S. Grey                               Thomas W. Kellerman
        Karen A. Dempsey                              Jacqueline E. Cowden
     Christina A. McCormick                      Brobeck, Phleger & Harrison LLP
  Pillsbury Madison & Sutro LLP                       Two Embarcadero Place
      P.O. Box 7880                                       2200 Geng Road
San Francisco, California  94120                       Palo Alto, CA  94303

                                 -------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-16505

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                          Proposed             Proposed
                                                          maximum              maximum
Title of each class of securities     Amount to be     offering price         aggregate            Amount of
        to be registered              registered(1)     per share(2)      offering price(2)    registration fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.......   724,403 shares       $33.13            $23,995,849           $7,271.47
===============================================================================================================

(1) Includes 108,660 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on December 9, 1996.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") by Etec Systems, Inc. (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-16505) relating to the offering of up to 5,060,000 shares of Common Stock of the Company.

                                 CERTIFICATION

        The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on December 11, 1996), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on December 11, 1996.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on December 10, 1996.


                                       ETEC SYSTEMS, INC.



                                       By   /s/ Philip J. Koen, Jr.
                                         ------------------------------
                                              Philip J. Koen, Jr.
                                            Vice President and Chief
                                               Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Name                         Title                      Date
            ----                         -----                      ----
   *   Stephen E. Cooper           President and Chief         December 10, 1996
-----------------------------      Executive Officer
       Stephen E. Cooper           (Principal Executive
                                   Officer) and Chairman
                                   of the Board


   /s/ Philip J. Koen, Jr.         Vice President, Chief       December 10, 1996
-----------------------------      Financial Officer
       Philip J. Koen, Jr.         (Principal Financial
                                   Officer)

    *  Edward Quigley              Controller (Principal       December 10, 1996
-----------------------------      Accounting Officer)
       Edward Quigley

    *  Edward L. Gelbach
-----------------------------      Director                    December 10, 1996
       Edward L. Gelbach

    *  Jack H. King
-----------------------------      Director                    December 10, 1996
       Jack H. King

    *  Catherine P. Lego
-----------------------------      Director                    December 10, 1996
       Catherine P. Lego

    *  John McBennett
-----------------------------      Director                    December 10, 1996
       John McBennett

    *  John Suzuki
-----------------------------      Director                    December 10, 1996
       John Suzuki

    *  Thomas M. Trent
-----------------------------      Director                    December 10, 1996
       Thomas M. Trent

    *  Robert L. Wehrli
-----------------------------      Director                    December 10, 1996
       Robert L. Wehrli



*By   /s/ Philip J. Koen, Jr.
   --------------------------
       Philip J. Koen, Jr.
        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                                                                                    SEQUENTIALLY
NUMBER          DESCRIPTION OF DOCUMENT                                                   NUMBERED PAGE
------          -----------------------                                                   -------------
5.1             Opinion of Pillsbury Madison & Sutro (incorporated by reference to
                Exhibit 5.1 to the Registrant's Registration Statement on Form S-3
                (File No. 333-16505)).

23.1            Consent of Price Waterhouse LLP

23.2            Consent of Pillsbury Madison & Sutro (included in its opinion filed as Exhibit 5.1 to this Registration Statement).


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 27, 1996 relating to the consolidated financial statements of Etec Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP

San Jose, California
December 10, 1996

                                     II-1